                                                                    EXHIBIT 10.9


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                             CONSOLIDATING, AMENDED
                                  AND RESTATED
                                CREDIT AGREEMENT

                          DATED AS OF DECEMBER 31, 1998

                                  BY AND AMONG

                                MED/WASTE, INC.,
                            THE SUBSIDIARY BORROWERS,
                                  AS BORROWERS,

                         THE LENDERS REFERRED TO HEREIN,

                                       AND

                           UNION PLANTERS BANK, N.A.,

                                    AS AGENT


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




                                TABLE OF CONTENTS

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ARTICLE I

         DEFINITIONS.............................................................................1
                  SECTION 1.1.  Definitions......................................................1
                  SECTION 1.2.  General.........................................................13
                  SECTION 1.3.  Other Definitions and Provisions................................13

ARTICLE II

         REVOLVING CREDIT FACILITY..............................................................13
                  SECTION 2.1.  Revolving Credit Loans..........................................13
                  SECTION 2.2.  Borrowing Base..................................................13
                  SECTION 2.3.  Revolving Credit Notes..........................................14
                  SECTION 2.4.  Termination of Revolving Credit Facility........................14
                  SECTION 2.5.  Use of Proceeds.................................................14

ARTICLE III

         CONVERTIBLE CREDIT FACILITY............................................................14
                  SECTION 3.1.  Convertible Credit Loans........................................14
                  SECTION 3.2.  Conversion......................................................15
                  SECTION 3.3.  Convertible Credit Notes........................................15
                  SECTION 3.4.  Termination of Convertible Credit Facility......................15
                  SECTION 3.5.  Use of Proceeds.................................................15

ARTICLE IV

         GENERAL LOAN PROVISIONS................................................................15
                  SECTION 4.1.  Procedure for Advances of Loans.................................15
                  SECTION 4.2.  Repayment of Loans..............................................16
                  SECTION 4.3.  Interest........................................................16
                  SECTION 4.4.  Notice and Manner of Conversion or Continuation of Loans........19
                  SECTION 4.5.  Fees............................................................19
                  SECTION 4.6.  Manner of Payment...............................................20
                  SECTION 4.7.  Crediting of Payments and Proceeds..............................20
                  SECTION 4.8.  Changed Circumstances...........................................20
                  SECTION 4.9.  Indemnity.......................................................22
                  SECTION 4.10. Capital Requirements............................................22
                  SECTION 4.11. Taxes...........................................................23
                  SECTION 4.12. Adjustments.....................................................24
                  SECTION 4.13. Nature of Obligations of Lenders Regarding Extensions
                                of Credit; Assumption by the Agent..............................24
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
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ARTICLE V

         CLOSING: CONDITIONS OF CLOSING AND BORROWING...........................................25
                  SECTION 5.1.  Closing.........................................................25
                  SECTION 5.2.  Conditions to Closing and Initial Extensions of Credit..........25
                  SECTION 5.3.  Conditions to All Loans.........................................28

ARTICLE VI

         REPRESENTATIONS AND WARRANTIES OF THE BORROWERS........................................28
                  SECTION 6.1.  Representations and Warranties..................................28
                  SECTION 6.2.  Survival of Representations and Warranties, Etc.................34

ARTICLE VII

         FINANCIAL INFORMATION AND NOTICES......................................................34
                  SECTION 7.1.  Financial Statements and Projections............................34
                  SECTION 7.2.  Officer's Compliance Certificate................................35
                  SECTION 7.3.  Accountants' Certificate........................................36
                  SECTION 7.4.  Other Certificates and Reports..................................36
                  SECTION 7.5.  Notice of Litigation and Other Matters..........................37
                  SECTION 7.6.  Accuracy of Information.........................................38

ARTICLE VIII

         AFFIRMATIVE COVENANTS..................................................................38
                  SECTION 8.1.  Preservation of Corporate Existence and Related Matters.........38
                  SECTION 8.2.  Maintenance of Property.........................................38
                  SECTION 8.3.  Insurance.......................................................38
                  SECTION 8.4.  Accounting Methods and Financial Records........................38
                  SECTION 8.5.  Payment and Performance of Obligations..........................38
                  SECTION 8.6.  Compliance With Laws and Approvals..............................39
                  SECTION 8.7.  Environmental Laws..............................................39
                  SECTION 8.8.  Compliance with ERISA...........................................39
                  SECTION 8.9.  Compliance With Agreements......................................39
                  SECTION 8.10. Conduct of Business.............................................40
                  SECTION 8.11. Visits and Inspections..........................................40
                  SECTION 8.12. Year 2000 Compliance............................................40
                  SECTION 8.13. Further Assurances..............................................40

ARTICLE IX

         FINANCIAL COVENANTS....................................................................40
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
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ARTICLE X

         NEGATIVE COVENANTS.....................................................................41
                  SECTION 10.1.  Limitations on Debt............................................41
                  SECTION 10.2.  Limitations on Contingent Obligations..........................41
                  SECTION 10.3.  Limitations on Liens...........................................42
                  SECTION 10.4.  Limitations on Loans, Advances, Investments and
                                 Acquisitions...................................................42
                  SECTION 10.5.  Limitations on Mergers and Liquidation.........................43
                  SECTION 10.6.  Limitations on Sale of Assets..................................44
                  SECTION 10.7.  Limitations on Dividends and Distributions.....................44
                  SECTION 10.8.  Limitations on Exchange and Issuance of Capital Stock..........44
                  SECTION 10.9.  Transactions with Affiliates...................................44
                  SECTION 10.10. Certain Accounting Changes.....................................44
                  SECTION 10.11. Amendments, Payments and Prepayments of Subordinated Debt......45
                  SECTION 10.12. Restrictive Agreements.........................................45
                  SECTION 10.13. Capital Expenditures...........................................45

ARTICLE XI

         DEFAULT AND REMEDIES...................................................................45
                  SECTION 11.1.  Events of Default..............................................45
                  SECTION 11.2.  Remedies.......................................................48
                  SECTION 11.3.  Rights and Remedies Cumulative; Non-Waiver; etc................48

ARTICLE XII

         THE AGENT..............................................................................48
                  SECTION 12.1.  Appointment....................................................48
                  SECTION 12.2.  Declaration of Duties..........................................49
                  SECTION 12.3.  Exculpatory Provisions.........................................49
                  SECTION 12.4.  Reliance by the Agent..........................................49
                  SECTION 12.5.  Notice of Default..............................................50
                  SECTION 12.6.  Non-Reliance on the Agent and Other Lenders....................50
                  SECTION 12.7.  Indemnification................................................51
                  SECTION 12.8.  The Agent in Its Individual Capacity...........................51
                  SECTION 12.9.  Resignation of the Agent; Successor Agent......................51


ARTICLE XIII

         MISCELLANEOUS..........................................................................52
                  SECTION 13.1.  Notices........................................................52

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                  SECTION 13.2.   Expenses; Indemnity...........................................53
                  SECTION 13.3.   Set-off.......................................................53
                  SECTION 13.4.   Governing Law.................................................53
                  SECTION 13.5.   Consent to Jurisdiction.......................................54
                  SECTION 13.6.   Waiver of Jury Trial..........................................54
                  SECTION 13.7.   Reversal of Payments..........................................54
                  SECTION 13.8.   Injunctive Relief.............................................54
                  SECTION 13.9.   Accounting Matters............................................54
                  SECTION 13.10.  Successors and Assigns; Participations........................55
                  SECTION 13.11.  Amendments, Waivers and Consents..............................57
                  SECTION 13.12.  Performance of Duties.........................................58
                  SECTION 13.13.  All Powers Coupled with Interest..............................58
                  SECTION 13.14.  Survival of Indemnities.......................................58
                  SECTION 13.15.  Titles and Captions...........................................58
                  SECTION 13.16.  Severability of Provisions....................................58
                  SECTION 13.17.  Counterparts..................................................58
                  SECTION 13.18.  Term of Agreement.............................................58



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                             Exhibits and Schedules

EXHIBITS

Exhibit A               -        Form of Convertible Credit Note
Exhibit B               -        Form of Revolving Credit Note
Exhibit C               -        Form of Borrowing Base Certificate
Exhibit D               -        Form of Notice of Borrowing
Exhibit E               -        Form of Notice of Rate Conversion/Continuation
Exhibit F               -        Form of Officer's Compliance Certificate
Exhibit G               -        Form of Assignment and Acceptance

SCHEDULES

Schedule 1              -        Lenders and Commitments
Schedule 6.1(a)         -        Jurisdictions of Organization and Qualification
Schedule 6.1(b)         -        Subsidiaries and Capitalization
Schedule 6.1(i)         -        ERISA Plans
Schedule 6.1(l)         -        Material Contracts
Schedule 6.1(m)         -        Labor and Collective Bargaining Agreements
Schedule 6.1(t)         -        Debt and Contingent Obligations
Schedule 6.1(u)         -        Litigation
Schedule 10.3           -        Existing Liens
Schedule 10.4           -        Existing Loans, Advances and Investments

         CONSOLIDATING, AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 31st day of December, 1998, by and among MED/WASTE, INC., a corporation organized under the laws of Delaware (the "Company"), each SUBSIDIARY BORROWER (as hereinafter defined) (together with the Company, the "Borrowers"), the Lenders who are or may become a party to this Agreement, and UNION PLANTERS BANK, N.A., successor by merger with UNION PLANTERS BANK OF FLORIDA, a Florida banking corporation, f/k/a CAPITAL BANK, a Florida banking corporation, as Agent for the Lenders.


                              STATEMENT OF PURPOSE

         A. The Company and Union Planters entered into a Loan Agreement dated as of September 25, 1997, as amended (the "Existing Loan Agreement"), establishing a revolving line of credit by Union Planters in favor of the Company.

         B. The Company and Union Planters entered into a Credit Agreement dated as of November 4, 1997, as amended (the "Existing Credit Agreement"), providing for term loans to the Company.

         C. The Borrowers have requested, and the Lenders have agreed, to extend certain credit facilities to the Borrowers on the terms and conditions of this Agreement in order to refinance the Existing Loan Agreement and the Existing Credit Agreement (collectively, the "Existing Agreements") and for other general corporate purposes.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. DEFINITIONS. The following terms when used in this Agreement shall have the meanings assigned to them below:

         "Affiliate" means, with respect to any Person, any other Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means (a) the power to vote five percent (5%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Agent" means Union Planters in its capacity as Agent hereunder, and any successor thereto appointed pursuant to Section 12.9.

         "Agent's Office" means the office of the Agent specified in or determined in accordance with the provisions of Section 13.1.

         "Aggregate Commitment" means the aggregate amount of the Lenders' Commitments hereunder. On the Closing Date, the Aggregate Commitment shall be Thirty-Five Million and No/100 Dollars ($35,000,000.00).

         "Agreement" means this Consolidating, Amended and Restated Credit Agreement, as amended or modified from time to time.

         "Annualized" means converting interim financial results,'x', that have been obtained over a fraction of a year, 'y', to an estimated annual result by multiplying 'x' times the inverse of 'y' (1/'y').

         "Applicable Law" means all applicable provisions of constitutions, statutes, laws, rules, treaties, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

         "Applicable Margin" shall have the meaning assigned thereto in
Section 4.3(c).

         "Assignment and Acceptance" shall have the meaning assigned thereto in Section 13.10.

         "Available Amount" shall have the meaning assigned thereto in
Section 2.2.

         "Available Commitment" means, as to any Lender and either Commitment at any time, an amount equal to the excess, if any, of (a) such Lender's applicable Commitment over (b) such Lender's Extensions of Credit thereunder.

         "Borrowing Base" shall have the meaning assigned thereto in
Section 2.2.

         "Borrowing Base Certificate" shall have the meaning assigned thereto in
Section 2.2.

         "Borrowers" shall have the meaning assigned thereto in the preamble hereto.

         "Business Day" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Miami, Florida and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

         "Capital Lease" means, with respect to the Borrowers, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrowers.




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




         "Change in Control" shall have the meaning assigned thereto in
Section 11.1(i).

         "Closing Date" means the date of this Agreement or such later Business Day upon which each condition described in Article V shall be satisfied or waived in all respects in a manner acceptable to the Agent, in its sole discretion.

         "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or supplemented from time to time.

         "Commitment" means, as to any Lender, the obligation of such Lender to make Loans to the Borrowers hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1 hereto, as the same may be reduced or modified at any time or from time to time pursuant to Section 13.10.

         "Commitment Percentage" means, as to any Lender at any time, the ratio of (a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment of all of the Lenders.

         "Consolidated" means, when used with reference to financial statements or financial statement items of the Borrowers, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

         "Contingent Obligation" means, with respect to the Borrowers, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

         "Conversion Date" means July 31, 2000.

         "Converted Loan" shall have the meaning assigned thereto in
Section 3.2.

         "Converted Loan Maturity Date" means July 31, 2004.

         "Convertible Credit Facility" means the convertible credit facility established pursuant to Article III hereof.

         "Convertible Credit Notes" means the separate promissory notes made by the Borrowers payable to the order of each Lender, substantially in the form of Exhibit A hereto, evidencing the

Convertible Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

         "Convertible Loan" means any loan made to the Borrowers pursuant to
Section 3.1.

         "Credit Facilities" means the collective reference to the Revolving Credit Facility and the Convertible Credit Facility.

         "Current Assets" means, at any date, the aggregate amount of all assets of the Borrowers which would be properly classified as current assets at such date, but excluding all accounts receivable or other sums due from Affiliates, and excluding deferred assets, all computed in accordance with GAAP applied on a consistent basis.

         "Current Liabilities" means, at any date, all liabilities (including taxes and other proper accruals) of the Borrowers, which would be properly classified as current liabilities at such date, but excluding deferred liabilities, all computed in accordance with GAAP applied on a consistent basis.

         "Current Ratio" means the ratio of Current Assets to Current
Liabilities.

         "Debt" means, with respect to the Borrowers at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business, (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Contingent Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including without limitation any reimbursement obligation, and banker's acceptances issued for the account of any such Person and (g) all obligations incurred by any such Person pursuant to Hedging Agreements.

         "Default" means any of the events specified in Section 11.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

         "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

         "EBIT" means, for any period, the aggregate of net income (or loss) of the Borrowers for such period, determined in accordance with GAAP, plus the sum of the following amounts for such period in accordance with GAAP, to the extent included in the determination of such net income (loss): (a) interest expense and agent's fees on indebtedness (including the Obligations), and (b) income tax expense.

         "EBITDA" means, for any period, the aggregate of net income (or loss) of the Borrowers for such period, determined in accordance with GAAP, plus the sum of the following amounts for such period in accordance with GAAP, to the extent included in the determination of such net income (loss): (a) interest expense and agent's fees on indebtedness (including the Obligations), (b) income tax expense, and (c) amortization and depreciation.

         "Eligible Receivables" means all genuine, bona fide (i) Instruments evidencing purchase money indebtedness owing to any of the Borrowers arising from the sale of inventory comprised of medical waste processing equipment, and
(ii) Accounts, as such term is defined in the UCC, (valued net of any sales tax included in the invoiced amount, the maximum amount of any discounts or other reductions) of any of the Borrowers arising in the ordinary course of business, each as to which the Agent, on behalf of the Lenders, has a first priority perfected Lien subject only to Permitted Liens, excluding: (a) Accounts outstanding for ninety (90) days or more from the date of invoice; (b) Instruments under which any payment is past due for ninety (90) days or more from its due date; (c) Accounts or Instruments owing from any Affiliate of any of the Borrowers; (d) Accounts or Instruments owed by a creditor of any of the Borrowers or which are in dispute or subject to any counterclaim, deduction, contra-account or offset; (e) Accounts or Instruments owing by any debtor which is not Solvent; (f) Accounts arising from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or similar basis or which is subject to repurchase, return, rejection, repossession, loss or damage; (g) Accounts or Instruments owed by a debtor outside the United States or in the State of Minnesota or the State of New Jersey (unless the applicable Borrower has qualified to do business in such state or filed a current Notice of Business Activities report in such state); (h) Accounts as to which the goods giving rise to the Account have not been delivered to and accepted by the account debtor or the service giving rise to the Account has not been completely performed or which do not represent a final sale; (i) Accounts owed by the United States of America, unless the applicable Borrower shall have complied, to the Agent's satisfaction, with the Federal Assignment of Claims Act; (j) the total Accounts owed by an account debtor and its Affiliates exceeding a credit limit established by the Agent, in its discretion (to the extent of such excess); (k) any Account evidenced by chattel paper or reduced to judgment; (l) the total unpaid Accounts of the account debtor and its Affiliates which exceed 10% of the total Accounts of the Borrowers (to the extent of such excess); (m) Accounts which, by contract, subrogation, mechanics' lien laws or otherwise, are subject to claims by the creditors or other third parties or which are owed by account debtors as to whom any creditor of any Borrower (including any bonding company) has lien rights; (n) other Accounts or Instruments the validity, collectibility or amount of which is determined in good faith by any Borrower or the Agent to be doubtful; (o) any Account or Instrument for which there is any discount, allowance, claim, set-off, counterclaim or Lien which has not been disclosed in writing to the Agent; (p) any Account to the extent it is not for a liquidated amount; and (q) any other Account or Instrument which the Agent, upon notice to the Company, deems ineligible, in its sole credit judgment. No Account or Instrument shall be an Eligible Receivable if any representation, warranty or covenant herein relating thereto shall be inaccurate or violated. Unless the Borrowers notify the Agent in writing to the contrary, the Borrowers shall be deemed to have made a continuing representation and warranty that each Eligible Receivable has not become ineligible.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of a Borrower or any ERISA Affiliate or (b)


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




has at any time within the preceding six years been maintained for the employees of a Borrower or any current or former ERISA Affiliate.

         "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et. seq.), the Hazardous Material Transportation Act (49 U.S.C. ss. 331 et. seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et. seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et. seq.), the Clean Air Act (42 U.S.C. ss. 7401 et. seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et. seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300, et. seq.), the Environmental Protection Agency's regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et. seq.), analogous state statutes, and the rules and regulations promulgated under the foregoing as such statutes are amended or modified from time to time.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

         "ERISA Affiliate" means any Person who together with a Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

         "Eurodollar Reserve Percentage" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

         "Event of Default" means any of the events specified in Section 11.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

         "Extensions of Credit" means, as to any Lender under either Credit Facility at any time, an amount equal to the aggregate principal amount of all Loans made by such Lender then outstanding under such Credit Facility.

         "Federal Funds Rate" means the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Miami time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding business day.

         "Fiscal Year" means the fiscal year of the Borrowers ending on December 31.

         "Funded Debt" means, with respect to any Person, indebtedness of such Person and its subsidiaries for borrowed money (determined in accordance with GAAP), including, without limitation, indebtedness under Capital Leases.

         "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrowers throughout the period indicated and consistent with the prior financial practice of the Borrowers.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which are materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

         "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrowers under this Agreement, and any confirming letter executed pursuant to such hedging agreement, all as amended or modified.

         "Instruments" shall have the meaning ascribed thereto in the UCC.

         "Insurance Assignment" means an assignment to the Agent of an acceptable policy insuring the life of David Stauber in an amount not less than Five Million Dollars ($5,000,000).

         "Interest Coverage Ratio" means the ratio, for the Borrowers' immediately preceding fiscal quarter, of EBIT, to interest expense, determined in accordance with GAAP consistently applied.

         "Interest Period" shall have the meaning assigned thereto in
Section 4.3(b).

         "Kover Note" means that certain subordinated promissory note dated July 7, 1998, in the principal amount of One Hundred Fifty Thousand Dollars ($150,000.00) made by The Kover Group, Inc., an Ohio corporation, to the Company.

         "Lender" means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.10.

         "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Commitment Percentage of the Loans.

         "Liabilities" or "Total Liabilities" means, at any date, all liabilities of the Borrowers computed in accordance with GAAP applied on a consistent basis.

         "LIBOR" means the rate for deposits in Dollars for a period equal to the Interest Period selected which appears on the Telerate Page 3750 at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable Interest Period. If, for any reason, such rate is not available, then "LIBOR" shall mean the rate per annum at which, as determined by the Agent, Dollars in the amount of $5,000,000 are being offered to leading banks at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

         "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Agent pursuant to the following formula:

         LIBOR Rate =                       LIBOR
                           ----------------------------------
                           1.00-Eurodollar Reserve Percentage

         "LIBOR Rate Loan" means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 4.3(a).

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

         "Loan" means any Revolving Loan or Convertible Loan, and all such Loans collectively as the context requires.

         "Loan Documents" means, collectively, this Agreement, the Notes, any Hedging Agreement executed by any Lender, the Security Agreement, the Pledge Agreement, the Note Assignment, the Mortgage, the Insurance Assignment and each other document, instrument and agreement executed and delivered by the Borrowers or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended or modified from time to time.

         "Material Adverse Effect" means, with respect to any of the Borrowers, a material adverse effect on the properties, business, prospects, operations or condition (financial or otherwise) of any such Person or the ability of any such Person to perform its obligations under the Loan Documents or Material Contracts, in each case to which it is a party.

         "Material Contract" means (a) any contract or other agreement, written or oral, of any of the Borrowers involving monetary liability of or to any such Person in an amount which exceeds, in any twelve (12) month period, an amount equal to five percent (5%) of the product of four times the Borrowers' gross revenues, determined in accordance with GAAP, for the immediately preceding fiscal quarter, or (b) any other contract or agreement, written or oral, of any of the Borrowers, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

         "Mortgage" means the Commercial Mortgage of Real Property dated of even date with this Agreement, by Safety Disposal System of South Carolina, Inc., a South Carolina corporation, to the Agent, on behalf of the Lenders.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

         "Net Loss" means the net loss of the Borrowers for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes and all other proper deductions), all computed in accordance with GAAP applied on a consistent basis.

         "Net Worth" means, at any date (i) the aggregate amount at which all assets of the Borrowers would be shown on a balance sheet at such date, less
(ii) Liabilities at such date, all computed in accordance with GAAP applied on a consistent basis.

         "Note Assignment" means the General Pledge Agreement executed by the Company to the Agent, on behalf of the Lenders, dated as of the Closing Date, assigning to the Agent, on behalf of the Lenders, the Kover Note and other Instruments comprising Eligible Receivables.

         "Notes" means the Revolving Credit Notes and the Convertible Credit Notes; "Note" means any of such Notes.

         "Notice of Borrowing" shall have the meaning assigned thereto in
Section 4.1(a).

         "Notice of Rate Conversion/Continuation" shall have the meaning assigned thereto in Section 4.4.

         "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) all payment and other obligations owing by any of the Borrowers to any Lender or the Agent under any Hedging Agreement and (c) all other fees and commissions (including attorneys' fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrowers to the Lenders, or the Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money under or in respect of this Agreement, any Note or any of the other Loan Documents.

         "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 7.2.

         "Other Taxes" shall have the meaning assigned thereto in Section
4.11(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

         "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or
Section 412 of the Code and which (a) is maintained for employees of any Borrower or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of any Borrower or any of their current or former ERISA Affiliates.

         "Person" means an individual, corporation, partnership, limited liability company, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof specifically listed herein.

         "Plan" shall have the meaning assigned thereto in Section 6.1(x).

         "Pledge Agreement" means the Pledge Agreement executed by the Company to the Agent, on behalf of the Lenders dated as of the Closing Date.

         "Prime Rate" means, at any time, the rate of interest quoted in The Wall Street Journal, Money Rates Section as the "Prime Rate" (currently defined as the base rate on corporate loans posted by at least 75% of the nation's thirty (30) largest banks), with the Prime Rate in effect on the first day of a month being applicable to the entire month. In the event that The Wall Street Journal quotes more than one rate, or a range of rates as the Prime Rate, then the Prime Rate shall mean the average of the quoted rates. In the event that The Wall Street Journal ceases to publish a Prime Rate, then the Prime Rate shall be the average of the three largest U.S. money center commercial banks, as determined by Union Planters.

         "Prime Rate Loan" means any Loan bearing interest at a rate based upon the Prime Rate as provided in Section 4.3(a).

         "Register" shall have the meaning assigned thereto in Section 13.10(d).

         "Required Lenders" means, at any date, any combination of holders of at least seventy-five percent (75%) of the aggregate unpaid principal amount of the Notes, or if no amounts are outstanding under the Notes, any combination of Lenders whose Commitment Percentages aggregate at least seventy-five percent (75%).

         "Revolver Termination Date" means the earliest of the dates referred to in Section 2.4.

         "Revolving Credit Facility" means the revolving credit facility established pursuant to Article II hereof.

         "Revolving Credit Notes" means the separate promissory notes made by the Borrowers payable to the order of each Lender, substantially in the form of Exhibit A hereto, evidencing the Revolving Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

         "Revolving Loan" means any loan made to the Borrowers pursuant to
Section 2.1.

         "Security Agreement" means the Security Agreement executed by and among the Borrowers and the Agent, on behalf of the Lenders, dated as of the Closing Date.

         "Security Documents" means the collective reference to the Security Agreement, the Pledge Agreement, the Note Assignment, the Mortgage, the Insurance Assignment and each other agreement or writing pursuant to which each Borrower pledges or grants a security interest in any property or assets securing the Obligations or any such Person guaranties the payment and/or performance of the Obligations.

         "Senior Funded Debt" means Funded Debt which does not constitute Subordinated Debt.

         "Solvent" means, as to the Borrowers on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

         "Subordinated Debt" means the collective reference to Debt on Schedule 6.1(t) hereof designated as Subordinated Debt and any other Debt of any Borrower subordinated in right and time of payment to the Obligations on terms satisfactory to the Required Lenders.

         "Subsidiary" means as to any Person, any corporation, partnership or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Company.

         "Subsidiary Borrower" means each Subsidiary listed as a Subsidiary Borrower in Schedule 6.1(b) as amended from time to time in accordance with
Section 13.11.

         "Taxes" shall have the meaning assigned thereto in Section 4.11(a).

         "Termination Event" means: (a) a "Reportable Event" described in
Section 4043 of ERISA, or (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to
Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA.

         "UCC" means the Uniform Commercial Code as in effect in the State of Florida.

         "Union Planters" means Union Planters Bank, N.A., successor by merger with Union Planters Bank of Florida, a Florida banking corporation, f/k/a Capital Bank, a Florida banking corporation, and its successors.

         "United States" means the United States of America.

         "Wholly-Owned" means, with respect to a Subsidiary, a Subsidiary all of the shares of capital stock or other ownership interests of which are, directly or indirectly, owned or controlled by the Company and/or one or more of its Wholly-Owned Subsidiaries.

         "Year 2000 Compliant" shall have the meaning assigned thereto in
Section 6.1(x).

         SECTION 1.2. GENERAL. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Miami time" shall refer to the applicable time of day in Miami, Florida.

         SECTION 1.3.  OTHER DEFINITIONS AND PROVISIONS.

         (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

         (b) Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.


                                   ARTICLE II

                            REVOLVING CREDIT FACILITY

         SECTION 2.1. REVOLVING CREDIT LOANS. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Revolving Loans to the Borrowers from time to time from the Closing Date through the Revolver Termination Date as requested by the Borrowers in accordance with the terms of Section 4.1; provided, that (a) the aggregate principal amount of all outstanding Revolving Loans (after giving effect to any amount requested) shall not exceed the principal sum of Ten Million and No/100 Dollars ($10,000,000.00), and (b) the principal amount of outstanding Loans from any Lender to the Borrowers shall not at any time exceed such Lender's Commitment. Each Revolving Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Revolving Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Revolving Loans hereunder until the Revolver Termination Date.

         SECTION 2.2. BORROWING BASE. Anything in this Agreement and/or any other Loan Document(s) to the contrary notwithstanding, the Borrowers shall not be entitled to request a Revolving Loan if such Loan, when added to the aggregate principal amount outstanding under the Revolving Credit Notes, would cause same to exceed an amount equal to eighty percent (80%) of the Eligible Receivables of the Borrowers; provided, however, that the aggregate amount of Instruments included within Eligible Receivables shall not, at any time, exceed One Million Four Hundred Thousand and No/100 Dollars ($1,400,000.00). All of the foregoing (the "Borrowing Base") shall be calculated in accordance with a borrowing base certificate (the "Borrowing Base

Certificate") in the form attached hereto and made a part hereof as Exhibit C to this Agreement, with appropriate insertions therein, or as may be subsequently specified by the Agent. The Borrowers, the Agent and the Lenders agree that the sum of all Revolving Loans, at any one time outstanding under the Revolving Credit Facility, shall not exceed the lesser of the Borrowing Base or the Revolving Credit Facility amount (the "Available Amount"). If, at any time, the Available Amount is exceeded, the Borrowers shall promptly take such action as may be required to conform with the provisions hereof and failure to do so, within five (5) days after the Agent's notice of such failure to the Company, shall constitute an Event of Default. Any repayment made pursuant to the preceding sentence shall be accompanied by accrued interest on the amount repaid and any amount required to be paid pursuant to Section 4.9 hereof.

         SECTION 2.3. REVOLVING CREDIT NOTES. Each Lender's Revolving Loans and the obligation of the Borrowers to repay such Loans shall be evidenced by a Note executed by the Borrowers payable to the order of such Lender representing the Borrowers' obligation to pay such Lender's Commitment Percentage of the Revolving Credit Facility amount or, if less, the aggregate unpaid principal amount of all Revolving Loans made and to be made by such Lender to the Borrowers hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Revolving Credit Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.3.

         SECTION 2.4. TERMINATION OF REVOLVING CREDIT FACILITY. The Revolving Credit Facility shall terminate on the earliest of (a) July 31, 1999, (b) the date of the Agent's demand, and (c) the date of termination by the Agent, on behalf of the Lenders pursuant to Section 11.2(a). The Borrowers shall repay the outstanding principal amount of all Revolving Loans in full, together with all accrued but unpaid interest thereon, on the Revolver Termination Date.

         SECTION 2.5. USE OF PROCEEDS. The Borrowers shall use the proceeds of the Revolving Loans to finance their accounts receivable and for working capital and general corporate purposes.


                                   ARTICLE III

                           CONVERTIBLE CREDIT FACILITY

         SECTION 3.1. CONVERTIBLE CREDIT LOANS. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Convertible Loans to the Borrowers from time to time from the Closing Date through the Conversion Date as requested by the Borrowers in accordance with the terms of
Section 4.1; provided, that the aggregate principal amount of all outstanding Convertible Loans (after giving effect to any amount requested) shall not exceed the principal sum of Twenty-Five Million and No/100 Dollars ($25,000,000.00), and (b) the principal amount of outstanding Loans from any Lender to the Borrowers shall not at any time exceed such Lender's Commitment. Each Convertible Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Convertible Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Convertible Loans hereunder until the Conversion Date.

         SECTION 3.2. CONVERSION. Provided that no Default or Event of Default shall have occurred and be continuing upon the Conversion Date, the total principal balance then outstanding under the Convertible Credit Notes shall, on such date, be converted into a term loan (the "Converted Loan"). Principal payments under the Converted Loan shall be due and payable in equal and consecutive monthly installments, each in the amount equal to one eighty-fourth (1/84th) of the aggregate principal balance of the Convertible Loans on the Conversion Date, commencing on August 31, 2000 and continuing on the last day of each month thereafter, plus one final payment of the total remaining principal balance, together with all unpaid accrued interest, due and payable on or before the Converted Loan Maturity Date. Any prepayment(s) of the Converted Loan shall be applied to the installment(s) thereof in inverse order of their maturity and shall be accompanied by the payment of all unpaid accrued interest on the amount of such prepayment(s) to the date thereof.

         SECTION 3.3. CONVERTIBLE CREDIT NOTES. Each Lender's Convertible Loans and the obligation of the Borrowers to repay such Loans shall be evidenced by a Note executed by the Borrowers payable to the order of such Lender representing the Borrowers' obligation to pay such Lender's Commitment Percentage of the Convertible Credit Facility amount or, if less, the aggregate unpaid principal amount of all Convertible Loans made and to be made by such Lender to the Borrowers hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Convertible Credit Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.3.

         SECTION 3.4. TERMINATION OF CONVERTIBLE CREDIT FACILITY. Upon the Conversion Date, the Convertible Credit Facility shall expire and terminate, and from and after the Conversion Date, no further Convertible Loans will be made.

         SECTION 3.5. USE OF PROCEEDS. The Borrowers shall use the proceeds of the Convertible Loans to finance capital expenditures and acquisitions, including repayment of the seller financing provided for the incineration facility assets purchased from Chambers Medical Technologies of South Carolina, Inc., as well as for the payment of fees and expenses relating to closing of the Credit Facilities.


                                   ARTICLE IV

                             GENERAL LOAN PROVISIONS

         SECTION 4.1.  PROCEDURE FOR ADVANCES OF LOANS.

         (a) Requests for Borrowing. The Borrowers shall give the Agent irrevocable prior written notice in the form attached hereto as Exhibit D (a "Notice of Borrowing") not later than 11:00 a.m. (Miami time) (i) on the same Business Day as each Prime Rate Loan, and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be (x) with respect to Prime Rate Loans in an aggregate principal amount of $100,000 or a whole multiple of $100,000 in excess thereof, and (y) with respect to LIBOR Rate Loans in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, (C) whether the Loans are to be LIBOR Rate Loans or Prime Rate Loans, and (D) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. Notices received after 11:00 a.m. (Miami time) shall be deemed received on the next Business Day. The Agent shall promptly, but by no later than 2:00 p.m. (Miami time) on the day deemed received by the Agent, notify the Lenders of each Notice of Borrowing.

         (b) Disbursement of Loans. Not later than 3:00 p.m. (Miami time) on the proposed borrowing date, provided that the making of such Loans is in accordance with the terms of this Agreement, each Lender will make available to the Agent, for the account of the Borrowers, at the office of the Agent, in funds immediately available to the Agent, such Lender's Commitment Percentage of the Loans to be made on such borrowing date. The Borrowers hereby irrevocably authorize the Agent to disburse the proceeds of each borrowing requested pursuant to this Section 4.1 in immediately available funds by crediting such proceeds to a deposit account of the Company maintained with the Agent or by wire transfer to such account as may be agreed upon by the Company and the Agent from time to time. Subject to Section 4.13 hereof, the Agent shall not be obligated to disburse the proceeds of any Loan requested pursuant to this
Section 4.1 until each Lender shall have made available to the Agent its Commitment Percentage of such Loan.

         SECTION 4.2.  REPAYMENT OF LOANS.

         (a) Optional Repayments. Provided that the aggregate outstanding principal balance of all Loans shall not be reduced below $1,000, the Borrowers may, at any time and from time to time, repay the Loans, in whole or in part, upon at least three (3) Business Days' irrevocable notice to the Agent with respect to LIBOR Rate Loans and irrevocable notice received before 11:00 a.m. (Miami time) with respect to Prime Rate Loans, specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans or Prime Rate Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each. Notices received after 11:00 a.m. (Miami time) shall be deemed received on the next Business Day. Upon receipt of such notice, the Agent shall promptly, but by no later than 2:00 p.m. (Miami time) on the day deemed received by the Agent, notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $100,000 or a whole multiple of $100,000 in excess thereof with respect to Prime Rate Loans, and $1,000,000 or a whole multiple of $500,000 in excess thereof with respect to LIBOR Rate Loans.

         (b) Limitation on Repayment of LIBOR Rate Loans. The Borrowers may not repay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

         SECTION 4.3.  INTEREST.

         (a) Interest Rate Options. Subject to the provisions of this Section 4.3, at the election of the Company, the aggregate principal balance of the Notes or any portion thereof shall bear interest at the Prime Rate or the LIBOR Rate plus or minus, as applicable in each case, the Applicable Margin as set forth below. The Company shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given pursuant to Section 4.1 or at the time a Notice of Rate Conversion/Continuation is given pursuant to Section 4.4. Each Loan or portion thereof bearing interest based on the Prime Rate shall be a "Prime Rate Loan", and each Loan or portion thereof bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan". Any Loan or any portion thereof as to which the Company has not duly specified an interest rate as provided herein shall be deemed a Prime Rate Loan.

         (b) Interest Periods. In connection with each LIBOR Rate Loan, the Company, by giving notice at the times described in Section 4.3(a), shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), or three (3) months with respect to each LIBOR Rate Loan; provided that:

             (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

             (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

             (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

             (iv) no Interest Period shall extend beyond the later of either the Converted Loan Maturity Date or the Revolver Termination Date, and Interest Periods shall be selected by the Company so as to permit the Borrowers to make the required principal payments under the Converted Loan pursuant to Section 3.2 without payment of any amounts pursuant to Section 4.9; and

             (v) there shall be no more than six (6) Interest Periods outstanding at any time.

         (c) Applicable Margin. The Applicable Margin provided for in Section 4.3(a) with respect to the Loans (the "Applicable Margin") shall (i) on the Closing Date equal the percentages set forth in the certificate delivered pursuant to Section 5.2(d)(iv) and (ii) for each fiscal quarter thereafter be determined by reference to the ratio of Funded Debt (at the most recent fiscal quarter end) to the annualized trailing six months' EBITDA as of the end of the fiscal quarter immediately preceding the delivery of the applicable Officer's Compliance Certificate as follows:

                                                  APPLICABLE MARGIN PER ANNUM
FUNDED DEBT/EBITDA RATIO                       PRIME RATE              LIBOR RATE
------------------------                       ----------              ----------
< 1.50:1                                          -0.25%                  +2.25%
-
< 2.50:1 and >1.50:1                              +0.00%                  +2.50%
-
< 3.50:1 and >2.50:1                              +0.25%                  +2.75%
-
> 3.50:1                                          +0.50%                  +3.00%

Adjustments, if any, in the Applicable Margin shall be made by the Agent on the first Business Day of the third month following each fiscal quarter end of the Borrowers. Subject to Section 4.3(d), in the event the Borrowers fail to deliver such financial statements and certificate within the time required by Section 7.2(c) hereof, the Applicable Margin shall be the highest Applicable Margin set forth above until the delivery of such financial statements and certificate.

         (d) Default Rate. Upon the occurrence and during the continuance of an Event of Default, in addition to the other remedies available under this Agreement, (i) the Borrowers shall no longer have the option to request LIBOR Rate Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Prime Rate Loans, and (iii) all outstanding Prime Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Prime Rate Loans. Interest shall continue to accrue on the Notes after the filing by or against the Borrowers of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         (e) Interest Payment and Computation. Interest on each Prime Rate Loan shall be payable in arrears on the last Business Day of each month commencing January 31, 1999; interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto. All interest rates, fees and commissions provided hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed.

         (f) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall, at the Agent's option, either promptly refund to the Borrowers any interest received by the Lenders in excess of the maximum lawful rate or apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrowers not pay or contract to pay, and that neither the Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers under Applicable Law.

         SECTION 4.4. NOTICE AND MANNER OF CONVERSION OR CONTINUATION OF LOANS. Provided that no Event of Default has occurred and is then continuing, the Borrowers shall have the option to (a) convert at any time all or any portion of its outstanding Prime Rate Loans in a principal amount equal to $1,000,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Rate Loans, or (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $100,000 or a whole multiple of $100,000 in excess thereof into Prime Rate Loans, or (ii) continue such LIBOR Rate Loans in a principal amount equal to $1,000,000 or any whole multiple of $500,000 in excess thereof as LIBOR Rate Loans. Whenever the Borrowers desire to convert or continue Loans as provided above, the Company shall give the Agent irrevocable prior written notice in the form attached as Exhibit E (a "Notice of Rate Conversion/Continuation") not later than 11:00 a.m. (Miami time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business
Day), (C) the principal amount of such Loans to be converted or continued, and
(D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. Notices received after 11:00 a.m. (Miami time) shall be deemed received on the next Business Day. The Agent shall promptly, but by no later than 2:00 p.m. (Miami time) on the day deemed received by the Agent, notify the Lenders of such Notice of Rate Conversion/Continuation.

         SECTION 4.5.  FEES.

         (a) Non-Usage Fee. Commencing on the Closing Date, the Borrowers shall pay to the Agent, for the account of the Lenders, a non-refundable non-usage fee at a rate per annum equal to one quarter of one percent (0.25%) on the average daily unused portion of the Convertible Credit Facility. The non-usage fee shall be payable in arrears on the last Business Day of each fiscal quarter during the term of this Agreement commencing March 31, 1999, until and on the Conversion Date. Such non-usage fee shall, on the date received, be distributed by the Agent to the Lenders pro rata in accordance with the Lenders' respective Commitment Percentages.

         (b) Facility Fees. On the Closing Date, the Borrowers shall pay to the Agent, non-refundable facility fees in the amounts of (i) Twenty-Five Thousand and No/100 Dollars ($25,000.00) for the Revolving Credit Facility, with each Lender, except Union Planters, to be paid 50 basis points on its pro rata portion thereof (Republic National Bank of Miami: $10,714.29; BankAtlantic:
$9,285.71; The Provident Bank: $8,571.43), and (ii) One Hundred Eighty-Seven Thousand Five Hundred and No/100 Dollars ($187,500.00) for the Convertible Credit Facility for the account of the Lenders.

         (c) Agent's Fees. In order to compensate the Agent for structuring and syndicating the Loans and for its obligations hereunder, the Borrowers agree to pay to the Agent, for its account, monthly an Agent's fee at a rate equal to one quarter of one (.25%) percent per annum calculated upon the average daily principal balance of the outstanding Loans during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the

Obligations are outstanding, which fee shall be payable on the last Business Day of each month in arrears.

         SECTION 4.6. MANNER OF PAYMENT. Each payment by the Borrowers on account of the principal of or interest on the Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (Miami time) on the date specified for payment under this Agreement to the Agent, for the account and benefit of the Lenders pro rata in accordance with their respective Commitment Percentages at the Agent's Office, in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Miami time) on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Miami time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Agent of each such payment, the Agent shall credit each Lender's account with its pro rata share of such payment in accordance with such Lender's Commitment Percentage and shall wire advice of the amount of such credit to each Lender on the Business Day on which such amount is received by the Agent. Subject to
Section 4.3(b)(ii), if any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

         SECTION 4.7. CREDITING OF PAYMENTS AND PROCEEDS. In the event that the Borrowers shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrowers hereunder, then to all indemnity obligations then due and payable by the Borrowers hereunder, then to all fees then due and payable, then to accrued and unpaid interest on the Notes, and any termination payments due in respect of a Hedging Agreement with any Lender (pro rata in accordance with all such amounts due), and then to the principal amount of the Notes, in that order.

         SECTION 4.8.  CHANGED CIRCUMSTANCES.

         (a) Circumstances Affecting LIBOR Rate Availability. If, with respect to any Interest Period, the Agent or any Lender (after consultation with Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in Eurodollars, in the applicable amounts, are not being quoted via Telerate Page 3750 or offered to the Agent or such Lender for such Interest Period, then the Agent shall forthwith give notice thereof to the Company. Thereafter, until the Agent notifies the Company that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrowers shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loans, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Prime Rate Loan as of the last day of such Interest Period.

         (b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Agent and the Agent shall promptly give notice to the Company and the other Lenders. Thereafter, until the Agent notifies the Company that such circumstances no longer exist,
(i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Company may select only Prime Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Prime Rate Loan for the remainder of such Interest Period.

         (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Authority, central bank or comparable agency:

             (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders (or any of their respective Lending Offices) imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

             (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note;

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan, then such Lender shall promptly notify the Agent, and the Agent shall promptly notify the Company of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Agent, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Agent will promptly notify the Company of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this
Section 4.8(c); provided, that the Agent shall incur no liability whatsoever to the Lenders or the Borrowers in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market, and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Company through the Agent and shall be conclusively presumed to be correct save for manifest error.

         SECTION 4.9. INDEMNITY. The Borrowers each hereby jointly and severally indemnify each of the Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrowers to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrowers to borrow on a date specified therefor in a Notice of Borrowing or Notice of Rate Continuation/Conversion or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market, and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Company through the Agent and shall be conclusively presumed to be correct save for manifest error.

         SECTION 4.10. CAPITAL REQUIREMENTS. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Credit Facilities and other credit facilities of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Company and the Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

         SECTION 4.11.  TAXES.

         (a) Payments Free and Clear. Any and all payments by the Borrowers hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.11) such Lender or the Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrowers shall make such deductions, (C) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrowers shall deliver to the Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 4.11(d).

         (b) Stamp and Other Taxes. In addition, the Borrowers shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the other Loan Documents, or the perfection of any rights or security interests in respect thereto (hereinafter referred to as "Other Taxes").

         (c) Indemnity. The Borrowers shall each jointly and severally indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.11) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

         (d) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrowers shall furnish to the Agent, at its address referred to in Section 12.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Agent.

         (e) Delivery of Tax Forms. Each Lender organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to the Company, with a copy to the Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms), properly completed and certifying, in each case, that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Company, with a copy to the Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company, certifying, in the case of a Form 1001 or 4224, that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless, in any such case, an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required, which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Company and the Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

         (f) Survival. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 4.11 shall survive the payment in full of the Obligations and the termination of the Credit Facilities.

         SECTION 4.12. ADJUSTMENTS. If any Lender (a "Benefitted Lender") shall, at any time, receive any payment of all or part of its Extensions of Credit, or interest thereon, or if any Lender shall, at any time, receive any collateral in respect to its Extensions of Credit (whether voluntarily or involuntarily, by setoff or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Extensions of Credit, or interest thereon, such Benefitted Lender shall purchase, for cash, from the other Lenders, such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds, ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrowers agree that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         SECTION 4.13. NATURE OF OBLIGATIONS OF LENDERS REGARDING EXTENSIONS OF CREDIT; ASSUMPTION BY THE AGENT. The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several. Unless the Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Agent may assume that such Lender has made such portion available to the Agent on the proposed borrowing date in accordance with Section 4.1(b) and the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If such amount is made available to the Agent on a date after such borrowing date, such Lender shall pay to the Agent, on demand, an amount, until paid, equal to $250 plus the product of (a) the amount of such Lender's Commitment Percentage of such borrowing, times (b) the daily average Federal Funds Rate during such period, as determined by the Agent, times (c) a fraction, the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Lender's Commitment Percentage of such borrowing shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Agent by such Lender within three (3) Business Days of such borrowing date, the Agent shall be entitled to recover such amount made available by the Agent with interest thereon at the rate per annum applicable to Prime Rate Loans hereunder, on demand, from the Borrowers. The failure of any Lender to make its Commitment Percentage of any Loan available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

                                    ARTICLE V

                  CLOSING: CONDITIONS OF CLOSING AND BORROWING

         SECTION 5.1. CLOSING. The closing shall take place as of December 31, 1998, or on such other date as the parties hereto shall mutually agree.

         SECTION 5.2. CONDITIONS TO CLOSING AND INITIAL EXTENSIONS OF CREDIT. The obligation of the Lenders to close this Agreement and to make the initial Loan is subject to the satisfaction of each of the following conditions:

         (a) Executed Loan Documents. This Agreement, the Notes, the Mortgage, the Security Agreement, the Pledge Agreement, the Note Assignment shall have been duly authorized, executed and delivered to the Agent by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Borrowers shall have delivered original counterparts thereof to the Agent.

         (b) Closing Certificates; etc.

             (i) Officers' Certificates of the Borrowers. The Agent shall have received a certificate from the chief executive officer or chief financial officer of each of the Borrowers, in form and substance satisfactory to the Agent, to the effect that all representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are true, correct and complete; that the Borrowers are not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrowers have satisfied each of the closing conditions.

             (ii) Certificates of Secretaries of the Borrowers. The Agent shall have received a certificate of the secretary or assistant secretary of each of the Borrowers certifying that attached thereto is a true and complete copy of the articles of incorporation of such Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation; that attached thereto is a true and complete copy of the bylaws of such Borrower as in effect on the date of such certification; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Borrower authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party; and as to the incumbency and genuineness of the signature of each officer of such Borrower executing Loan Documents to which it is a party.

             (iii) Certificates of Good Standing. The Agent shall have received long-form certificates as of a recent date of the good standing of the Borrowers under the laws of their respective jurisdictions of organization and each other jurisdiction where the Borrowers are qualified to do business and a certificate of the relevant taxing authorities of such jurisdictions certifying that such Person has filed required tax returns and owes no delinquent taxes.

             (iv) Opinions of Counsel. The Agent shall have received favorable opinions of counsel to the Borrowers addressed to the Agent and the Lenders with respect to the Borrowers, the Loan Documents and such other matters as the Lenders shall reasonably request.

             (v) Tax Forms. The Agent shall have received copies of the United States Internal Revenue Service forms required by Section 4.11(e) hereof.

         (c) Consents; Defaults.

             (i) Governmental and Third Party Approvals. All necessary approvals, authorizations and consents, if any be required, of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained.

             (ii) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Agent's discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

             (iii) No Event of Default. No Default or Event of Default shall have occurred and be continuing.

         (d) Financial Matters.

             (i) Financial Statements. The Agent shall have received the most recent audited Consolidated financial statements of the Borrowers for the year ended December 31, 1997 and unaudited Consolidated financial statements for the three-month and nine-month periods ended September 30, 1998, all in form and substance satisfactory to the Agent.

             (ii) Financial Condition Certificates. Each of the Borrowers shall have delivered to the Agent a certificate, in form and substance satisfactory to the Agent, and certified as accurate by the chief executive officer or chief financial officer of each of the Borrowers, that (A) each of the Borrowers is Solvent, (B) each of the Borrowers' payables are current and not past due, (C) attached thereto is a pro forma balance sheet of the Borrowers setting forth on a pro forma basis the financial condition of the Borrowers on a Consolidated basis as of that date, reflecting on a pro forma basis the effect of the transactions contemplated herein, including all fees and expenses in connection therewith, and evidencing compliance on a pro forma basis with the covenants contained in Articles IX and X hereof and (D) attached thereto are the financial projections previously delivered to the Agent representing the good faith opinions of the Borrowers and senior management thereof as to the projected results contained therein.

             (iii) Payment at Closing. There shall have been paid by the Borrowers to the Agent and the Lenders the fees set forth or referenced in Section 4.5 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

             (iv) Applicable Margin Certificate. The Borrowers shall have delivered to the Agent a certificate executed by the chief financial officer or treasurer of each of the Borrowers setting forth the calculation of the Applicable Margin pursuant to Section 4.3(c).

         (e) Miscellaneous.

             (i) Notice of Borrowing. The Agent shall have received written instructions from the Borrowers to the Agent directing the payment of any proceeds of Loans made under this Agreement that are to be paid on the Closing Date.

             (ii) Proceedings and Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lender may reasonably request, in form and substance satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

             (iii) Due Diligence and Other Documents. The Borrowers shall have delivered to the Agent such other documents, certificates and opinions as the Agent reasonably requests.

         SECTION 5.3. CONDITIONS TO ALL LOANS. The obligations of the Lenders to make any Loan is subject to the satisfaction of the following conditions precedent on the relevant borrowing date:

         (a) Continuation of Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct on and as of such borrowing date with the same effect as if made on and as of such date.

         (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date.


                                   ARTICLE VI

                REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

         SECTION 6.1. REPRESENTATIONS AND WARRANTIES. To induce the Agent to enter into this Agreement and the Lenders to make the Loans, each of the Borrowers hereby represents and warrants to the Agent and Lenders that:

         (a) Organization; Power; Qualification. Each of the Borrowers is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization. The jurisdictions in which the Borrowers are organized and qualified to do business are described on
Schedule 6.1(a).

         (b) Ownership. Each Subsidiary of the Company is listed on Schedule 6.1(b). The capitalization of the Borrowers consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 6.1(b). All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The Company owns 100% of the capital stock of each Subsidiary Borrower. There are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of the Borrowers, except as described on Schedule 6.1(b).

         (c) Authorization of Agreement, Loan Documents and Borrowing. Each of the Borrowers has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan

Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrowers party thereto, and each such document constitutes the legal, valid and binding obligation of the Borrowers party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

         (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by the Borrowers of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to any of the Borrowers, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any of the Borrowers or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents.

         (e) Compliance with Law; Governmental Approvals. Each of the Borrowers
(i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties.

         (f) Tax Returns and Payments. Each of the Borrowers has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed or has filed appropriate extensions thereof, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable. No Governmental Authority has asserted any Lien or other claim against any of the Borrowers with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of the Borrowers in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of any of the Borrowers are, in the judgment of the Borrowers, adequate, and the Borrowers do not anticipate any additional taxes or assessments for any of such years.

         (g) Intellectual Property Matters. Each of the Borrowers owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and, to the Borrowers' knowledge, none of the Borrowers is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

         (h) Environmental Matters.

             (i) The properties of the Borrowers do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of, or (B) could give rise to liability under, applicable Environmental Laws;

             (ii) Such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof;

             (iii) None of the Borrowers has received any notice of violation, alleged violation, noncompliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of their properties or the operations conducted in connection therewith, nor do any of the Borrowers have knowledge or reason to believe that any such notice will be received or is being threatened;

             (iv) Hazardous Materials have not been transported or disposed of from the properties of the Borrowers in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

             (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of any of the Borrowers, threatened, under any Environmental Law to which any of the Borrowers is or will be named as a party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties or such operations; and

             (vi) There has been no release, or to the best of the Borrowers' knowledge, the threat of release, of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         (i) ERISA.

             (i) None of the Borrowers nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 6.1(i);

             (ii) Each of the Borrowers and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability has been incurred by any of the Borrowers or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

             (iii) No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor have any of the Borrowers or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by
         Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under
         Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

             (iv) None of the Borrowers nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid,
         (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

             (v) No Termination Event has occurred or is reasonably expected to occur; and

             (vi) No proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of the Borrowers after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any of the Borrowers or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

         (j) Margin Stock. None of the Borrowers is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors.

         (k) Government Regulation. None of the Borrowers is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the

Investment Company Act of 1940, as amended) and none of the Borrowers is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

         (l) Material Contracts. Schedule 6.1(1) sets forth a complete and accurate list of all Material Contracts of the Borrowers in effect as of the Closing Date not listed on any other Schedule hereto; other than as set forth in Schedule 6.1(1), each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. The Borrowers have delivered to the Agent a true and complete copy of each Material Contract required to be listed on Schedule 6.1(1).

         (m) Employee Relations. Each of the Borrowers has a stable work force in place and is not, except as set forth on Schedule 6.1(m), party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees. The Borrowers know of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving their employees.

         (n) Burdensome Provisions. None of the Borrowers is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. The Borrowers do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

         (o) Financial Statements. The (i) Consolidated balance sheets of the Borrowers as of December 31, 1996 and December 31, 1997 and the related statements of income and retained earnings and cash flows for the Fiscal Years then ended and (ii) unaudited Consolidated balance sheet of the Borrowers as of September 30, 1998 and related unaudited interim statements of revenue and retained earnings, copies of which have been furnished to the Agent and each Lender, are complete and correct and fairly present the assets, liabilities and financial position of the Borrowers as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. The Borrowers have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto and the Borrowers know of no basis upon which their auditors may make adjustments to unaudited interim financial statements, the effect of which would materially adjust any previously reported interim financial statements.

         (p) No Material Adverse Change. Since September 30, 1998, there has been no material adverse change in the properties, business, operations, prospects, or condition (financial or otherwise) of the Borrowers and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

         (q) Solvency. As of the Closing Date and after giving effect to each Extension of Credit made hereunder, each of the Borrowers will be Solvent.

         (r) Titles to Properties. Each of the Borrowers has such title to the real property owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets other than personal property subject to Capital Leases, including, but not limited to, those reflected on the balance sheets of the Borrowers delivered pursuant to Section 6.1(o), except those which have been disposed of by the Borrowers subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

         (s) Liens. None of the properties and assets of any of the Borrowers is subject to any Lien, except Liens permitted pursuant to Section 10.3. No financing statement under the Uniform Commercial Code of any state which names any of the Borrowers or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and none of the Borrowers has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens permitted by Section
10.3 hereof.

         (t) Debt and Contingent Obligations. Schedule 6.1(t) is a complete and correct listing of all Debt and Contingent Obligations of the Borrowers in excess of $100,000. The Borrowers have performed and are in compliance with all of the terms of such Debt and Contingent Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Borrowers exists with respect to any such Debt or Contingent Obligation.

         (u) Litigation. Except as set forth on Schedule 6.1(u), there are no actions, suits or proceedings pending nor, to the knowledge of the Borrowers, threatened against or in any other way relating adversely to or affecting any of the Borrowers or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority.

         (v) Absence of Defaults. To the Borrowers' knowledge, no event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any of the Borrowers under any Material Contract or judgment, decree or order to which any of the Borrowers is a party or by which any of the Borrowers or any of their respective properties may be bound or which would require the Borrowers to make any payment thereunder prior to the scheduled maturity date therefor.

         (w) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of any of the Borrowers and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Agent or the Lenders by any of the Borrowers in connection with the negotiation, preparation or execution of this Agreement or any of the Loan

Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrowers or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading. The Borrowers are not aware of any facts which they have not disclosed in writing to the Agent having a Material Adverse Effect, or insofar as the Borrowers can now foresee, could reasonably be expected to have a Material Adverse Effect.

         (x) Year 2000 Matters. Each of the Borrowers (i) has initiated a review and assessment of all areas within its business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by any of the Borrowers (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999, (ii) has developed a plan (the "Plan") and time line for addressing the Year 2000 Problem on a timely basis, but in any event, prior to June 30, 1999, and (iii) to date, implements the Plan in accordance with that timetable. Based on the foregoing, each of the Borrowers believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its business and operations are reasonably expected on a timely basis, but in any event, prior to June 30, 1999, to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant") except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

                                  ARTICLE VII

                       FINANCIAL INFORMATION AND NOTICES

         Until all the Obligations have been finally and indefeasibly paid and satisfied in full and the Credit Facilities terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, the Borrowers will furnish or cause to be furnished to the Agent at the Agent's Office (with copies for each Lender) and the Agent at its address set forth in Section 13.1 hereof, or such other office as may be designated by the Agent from time to time:

         SECTION 7.1. FINANCIAL STATEMENTS AND PROJECTIONS.

         (a) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters, an unaudited Consolidated balance sheet of the Borrowers as of the close of such fiscal quarter and unaudited Consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrowers in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Company to present fairly in all material respects the financial condition of the Borrowers as of their respective dates and the results of operations of the Borrowers for the respective periods then ended, subject to normal year end adjustments.

         (b) Annual Financial Statements. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, an audited Consolidated balance sheet of the Borrowers as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by an independent certified public accounting firm acceptable to the Agent (which currently includes BDO Seidman, LLP) in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by any of the Borrowers or with respect to accounting principles followed by any of the Borrowers not in accordance with GAAP.

         (c) Monthly Financial Statements. As soon as practicable and in any event within twenty (20) days after the end of each month (commencing with April, 1999), an unaudited Consolidated balance sheet of the Borrowers as of the end of such month and unaudited Consolidated statements of income, retained earnings and cash flows for the month then ended and that portion of the Fiscal Year then ended, all in reasonable detail setting forth in comparative form the corresponding figures from their budget most recently furnished to the Lenders, and prepared by the Borrowers in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Company to present fairly in all material respects the financial condition of the Borrowers as of their respective dates and the results of operations of the Borrowers for the respective periods then ended, subject to normal year end adjustments.

         (d) The financial statements required pursuant to Sections 7.1 (a) and
(b) shall be deemed to have been furnished to Lenders when reports filed with the Securities and Exchange Commission which include such financial statements become publicly available.

         SECTION 7.2. OFFICERS COMPLIANCE CERTIFICATE. At each time financial statements are delivered pursuant to Sections 7.1 (a), (b) or (c), at each time that any of the Borrowers closes upon the acquisition of all or any significant portion of the assets or stock of any other Person and at such other times as the Agent shall reasonably request, a certificate of the chief financial officer or the treasurer of the Company in the form of Exhibit F attached hereto (an "Officer's Compliance Certificate").

         SECTION 7.3. ACCOUNTANTS' CERTIFICATE. At each time financial statements are delivered pursuant to Section 7.1(b), a certificate of the independent public accountants certifying such financial statements addressed to the Agent for the benefit of the Lenders:

         (a) stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature and period of existence; and

         (b) including the calculations prepared by such accountants required to establish whether or not the Borrowers are in compliance with the financial covenants set forth in Article IX hereof as at the end of each respective period.

including a fully executed copy of a letter from such accountants to the Borrowers (i) expressly acknowledging that a primary intent of the Borrowers (with respect to such statements) is for such accountants' examination and report with respect to such statements of the Borrowers to benefit or influence the Lenders (A) in connection with Extensions of Credit and other financial accommodations to the Borrowers from time to time, or (B) otherwise in connection with the preparation, review, execution, delivery, amendment, modification, administration, collection and/or enforcement of the Loan Documents, and (ii) expressly authorizing the Lenders to rely on the examination and report of such accountants with respect to the audited financial statements of the Borrowers as of and for such Fiscal Year then ending.

         SECTION 7.4. OTHER CERTIFICATES AND REPORTS.

         (a) Within twenty (20) days after the end of each calendar month, and as often as the Agent may, in its sole discretion, additionally request, the Borrowers shall deliver to the Agent a Borrowing Base Certificate, signed by the Company's chief financial officer, dated such date (but, as to those furnished monthly, effective as of the preceding month-end) and confirming to the Agent such matters with respect to the Revolving Credit Facility as the Agent may require;

         (b) Within twenty (20) days after the end of each month and otherwise after any request made by the Agent, current (but, as to those furnished monthly, effective as of the preceding month-end) aging schedules for the Borrowers' accounts receivable, in such form as shall be acceptable to the Agent;

         (c) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrowers or their Boards of Directors by their independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto;

         (d) Promptly after the same are sent or otherwise publicly available, copies of all proxy statements, financial statements and reports which the Borrowers send to their stockholders, and promptly after the same are filed, copies of all regular, periodic and special reports, (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K), and all registration statements which the Borrowers file with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or with any national securities exchange; and

         (e) Such other information regarding the operations, business affairs and financial condition of any of the Borrowers as the Agent or any Lender may reasonably request.

         SECTION 7.5. NOTICE OF LITIGATION AND OTHER MATTERS. Prompt (but in no event later than ten (10) days after an officer of any of the Borrowers obtains knowledge thereof) telephonic and written notice of:

         (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any of the Borrowers or any of their respective properties, assets or businesses which, if determined adversely, could have a Material Adverse Effect on any of the Borrowers;

         (b) any notice of any violation received by any of the Borrowers from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

         (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any of the Borrowers;

         (d) any attachment, judgment, lien, levy or order exceeding $100,000 that may be assessed against or threatened against any of the Borrowers;

         (e) any Default or Event of Default, or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which any of the Borrowers is a party or by which any of the Borrowers or any of their respective properties may be bound;

         (f) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any of the Borrowers or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan,
(iii) all notices received by any of the Borrowers or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) any of the Borrowers obtaining knowledge or reason to know that any of the Borrowers or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

         (g) any event which makes any of the representations set forth in
Section 6.1 inaccurate in any respect.

         SECTION 7.6. ACCURACY OF INFORMATION. All written information, reports, statements and other papers and data furnished by or on behalf of the Borrowers to the Lender (other than financial forecasts) whether pursuant to this Article VII or any other provision of this Agreement, or any of the Security Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Agent or any Lender complete, true and accurate knowledge of the subject matter based on the Borrowers' knowledge thereof.


                                  ARTICLE VIII

                             AFFIRMATIVE COVENANTS

         Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Credit Facilities terminated, unless consent has been obtained in the manner provided for in Section 13.11, each of the Borrowers will:

         SECTION 8.1. PRESERVATION OF CORPORATE EXISTENCE AND RELATED MATTERS. Except as permitted by Section 10.5, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

         SECTION 8.2. MAINTENANCE OF PROPERTY. Protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         SECTION 8.3. INSURANCE. Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law, and on the Closing Date and from time to time thereafter deliver to the Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         SECTION 8.4. ACCOUNTING METHODS AND FINANCIAL RECORDS. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

         SECTION 8.5. PAYMENT AND PERFORMANCE OF OBLIGATIONS. Pay and perform all Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that the Borrowers may contest any item described in this Section 8.5 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

         SECTION 8.6. COMPLIANCE WITH LAWS AND APPROVALS. Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business.

         SECTION 8.7. ENVIRONMENTAL LAWS. In addition to and without limiting the generality of Section 8.6, (a) comply with, and ensure such compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, and (c) jointly and severally defend, indemnify and hold harmless the Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of any of the Borrowers, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         SECTION 8.8. COMPLIANCE WITH ERISA. In addition to and without limiting the generality of Section 8.6, (a) comply with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan, (c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the Agent upon the Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Agent.

         SECTION 8.9. COMPLIANCE WITH AGREEMENTS. Comply in all respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract; provided, that any of the Borrowers may contest any such lease, agreement or other instrument in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.

         SECTION 8.10. CONDUCT OF BUSINESS. Engage only in businesses in substantially the same fields as the businesses conducted on the Closing Date.

         SECTION 8.11. VISITS AND INSPECTIONS. Permit representatives of the Agent or any Lender, from time to time, at the Borrowers' expense, to visit and inspect its properties; inspect, audit (including, without limitation, quarterly audits of Accounts) and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

         SECTION 8.12. YEAR 2000 COMPLIANCE. Each of the Borrowers will implement the Plan in accordance with the timetable and other terms of the Plan, will monitor and cause audits to be performed to test the continuing effectiveness of the Plan and, if appropriate, will make all necessary modifications to the Plan to cause each of the Borrowers to be Year 2000 Compliant prior to June 30, 1999. The Borrowers will promptly notify the Agent in the event any of the Borrowers discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is material to any of their business and operations will not be Year 2000 Compliant prior to June 30, 1999, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

         SECTION 8.13. FURTHER ASSURANCES. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Agent or any Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Agent and the Lenders their respective rights under this Agreement, the Notes and the other Loan Documents.



                                  ARTICLE IX

                              FINANCIAL COVENANTS

         Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Credit Facilities terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, none of the Borrowers on a Consolidated basis will:

         SECTION 9.1. CURRENT RATIO. Permit their Consolidated Current Ratio to be less than 1.25 to 1.00 at the end of any fiscal quarter.

         SECTION 9.2. LIABILITIES TO NET WORTH. Permit their Consolidated ratio of Total Liabilities (less Subordinated Debt) to Net Worth (plus Subordinated
Debt) to be greater than 1.50 to 1.00 at the end of any fiscal quarter.

         SECTION 9.3. NET LOSS. Permit a Net Loss to be incurred for any fiscal quarter.

         SECTION 9.4. INTEREST COVERAGE RATIO. Permit their Consolidated Interest Coverage Ratio to be less than 2.50 to 1.00 for any fiscal quarter.

         SECTION 9.5. FUNDED DEBT TO CASH FLOW. Permit their Consolidated ratio of Senior Funded Debt to EBITDA (defined as Annualized actual EBITDA for the most recent fiscal quarter plus Annualized actual pre-acquisition EBITDA for the most recent fiscal quarter of Persons acquired by the Company during that quarter) to be greater than 4.00 to 1.00 for any fiscal quarter.

                                   ARTICLE X

                              NEGATIVE COVENANTS

         Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Credit Facilities terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, none of the Borrowers will:

         SECTION 10.1. LIMITATIONS ON DEBT. Create, incur, assume or suffer to exist any Debt except:

         (a) the Obligations;

         (b) Debt incurred in connection with a Hedging Agreement with a counterparty and upon terms and conditions reasonably satisfactory to the Agent;

         (c) Subordinated Debt;

         (d) existing Debt set forth on SCHEDULE 6.1(t) and the renewal and refinancing (but not the increase) thereof;

         (e) Debt of the Borrowers incurred in connection with Capital Leases in an aggregate amount not to exceed $1,200,000.00 on any date of determination;

         (f) purchase money Debt of the Borrowers in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000.00) in any fiscal year, on any date of determination;

         (g) Debt consisting of Contingent Obligations permitted by Section 10.2.; and

         (h) Debt assumed in connection with any acquisition of a Person by the Company, provided that no Default is otherwise caused thereby.

         SECTION 10.2. LIMITATIONS ON CONTINGENT OBLIGATIONS. Create, incur, assume or suffer to exist any Contingent Obligations except:

         (a) Contingent Obligations in favor of the Agent for the benefit of the Agent and the Lenders; and

         (b) Contingent Obligations in an aggregate amount not to exceed $300,000.00 (i) to secure payment or performance of obligations incurred in the ordinary course of business and/or (ii) assumed in connection with any permitted acquisition of a Person by the Company.

         SECTION 10.3. LIMITATIONS ON LIENS. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including shares of capital stock), real or personal, whether now owned or hereafter acquired, except:

         (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

         (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings;

         (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation;

         (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

         (e) Liens of the Agent for the benefit of the Agent and the Lenders;

         (f) Existing liens described on SCHEDULE 10.3;

         (g) Capital Leases permitted pursuant to Section 10.1 (e);

         (h) Liens on property (real or personal) acquired in connection with any permitted acquisition of a Person by the Company; and

         (i) Liens securing Debt which refinances existing Debt secured by the existing Liens described on SCHEDULE 10.3.

         SECTION 10.4. LIMITATIONS ON LOANS, ADVANCES, INVESTMENTS AND ACQUISITIONS. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture, evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person, or enter into, directly or indirectly, any commitment or option in respect of the foregoing except:

         (a) the Company's investments in Subsidiary Borrowers existing on the Closing Date and the other existing loans, advances and investments described on Schedule 10.4;

         (b) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within 120 days from the date of acquisition thereof, (ii) commercial paper maturing no more than 120 days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than 120 days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency; PROVIDED, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, (iv) obligations of the type described in (i), (ii) or (iii) above purchased pursuant to a repurchase agreement obligating the counterparty to repurchase such obligations not later than thirty (30) days after the purchase thereof, secured by a fully perfected security interest in any such obligation, and having a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of the issuing counterparty, or
(v) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder; and

         (c) investments by the Company in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person if the representations and warranties set forth in Section 6.1 (x) shall be true with respect to such business or line of business and (i) such acquisition has been previously approved in writing by the Lenders or (ii) the purchase price for such acquisition does not exceed Five Million Dollars ($5,000,000.00) and the Borrowers' consolidated ratio of Senior Funded Debt to EBITDA, as referenced in Section 9.4, does not, immediately following such acquisition, exceed 3.00 to 1.00.

         SECTION 10.5. LIMITATIONS ON MERGERS AND LIQUIDATION. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

         (a) any Wholly-Owned Subsidiary of the Company may merge with any other Wholly-Owned Subsidiary of the Company; and

         (b) any Wholly-Owned Subsidiary may merge into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with an acquisition permitted by Section 10.4(c).

         SECTION 10.6. LIMITATIONS ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any stock of any Borrower (other than the Company), receivables and leasehold interests and any sale, leaseback or similar transaction), whether now owned or hereafter acquired except:

         (a) the sale of inventory in the ordinary course of business; and

         (b) the sale or other disposition of assets no longer used or usable in the business of any of the Borrowers.

         SECTION 10.7. LIMITATIONS ON DIVIDENDS AND DISTRIBUTIONS. Declare or pay any dividends upon any of its capital stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock, or make any distribution of cash, property or assets among the holders of shares of its capital stock, or make any change in its capital structure that could reasonably be expected to have a Material Adverse Effect; provided that:

         (a) any of the Borrowers may pay dividends in shares of its own capital stock;

         (b) any Subsidiary Borrower may pay cash dividends to the Company; and

         (c) the Company may, provided that no Event of Default shall have occurred and be continuing, pay such cash dividends as are required by its outstanding shares of preferred stock.

         SECTION 10.8. LIMITATIONS ON EXCHANGE AND ISSUANCE OF CAPITAL STOCK. Issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be, (a) convertible or exchangeable into Debt or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due.

         SECTION 10.9. TRANSACTIONS WITH AFFILIATES. Directly or indirectly:
(a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates, or (b) enter into, or be a party to, any transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are fully disclosed to and approved in writing by the required Lenders and are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

         SECTION 10.10. CERTAIN ACCOUNTING CHANGES. Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required by GAAP.

         SECTION 10.11. AMENDMENTS, PAYMENTS AND PREPAYMENTS OF SUBORDINATED DEBT. Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt, or cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt, except in connection with its conversion to common stock of the Company.

         SECTION 10.12. RESTRICTIVE AGREEMENTS. Enter into any Debt which contains any negative pledge on assets or any covenants more restrictive than the provisions of Articles VIII, IX and X hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt.

         SECTION 10.13. CAPITAL EXPENDITURES. Make capital expenditures aggregating in excess of Two Million Dollars ($2,000,000.00) per annum in 1999, and Five Hundred Thousand Dollars ($500,000.00) in each subsequent fiscal year.

                                   ARTICLE XI

                             DEFAULT AND REMEDIES

         SECTION 11.1. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

         (a) Default in Payment of Principal of Loans. The Borrowers shall default in any payment of principal of any Loan or Note when and as due (whether at maturity, by reason of acceleration or otherwise).

         (b) Other Payment Default. The Borrowers shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Note or the payment of any other Obligation.

         (c) Misrepresentation. Any representation or warranty made or deemed to be made by any of the Borrowers under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

         (d) Default in Performance of Certain Covenants. The Borrowers shall default in the performance or observance of any covenant or agreement contained in Section 7.5(e) or Articles IX or X of this Agreement.

         (e) Default in Performance of Other Covenants and Conditions. Any of the Borrowers shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 11.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Company by the Agent.

         (f) Hedging Agreement. Any termination payment shall be due by the Borrowers under any Hedging Agreement and such amount is not paid within one
(1) Business Day of the due date thereof.

         (g) Debt Cross-Default. Any of the Borrowers shall (i) default in the payment of any Debt (other than the Notes) the aggregate outstanding amount of which is in excess of $100,000 beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes) the aggregate outstanding amount of which is in excess of $100,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

         (h) Other Cross-Defaults. Any of the Borrowers shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract unless, but only as long as, the existence of any such default is being contested by the Borrowers in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrowers to the extent required by GAAP.

         (i) Change in Control. Any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) other than those whom Lender may, in its sole discretion, approve, shall obtain ownership or control in one or more series of transactions of more than fifty percent (50%) of the common stock and fifty percent (50%) of the voting power of the Company entitled to vote in the election of members of the board of directors of the Company or there shall have occurred under any indenture or other instrument evidencing any Debt any "change in control" (as defined in such indenture or other evidence of Debt) obligating the Company to repurchase, redeem or repay all or any part of the Debt or capital stock provided for therein (any such event, a "Change in Control").

         (j) Voluntary Bankruptcy Proceeding. Any of the Borrowers shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

         (k) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any of the Borrowers in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts and which is not dismissed within 60 days of such filing, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any of the Borrowers or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

         (l) Failure of Agreements. Any provision of this Agreement or of any other Loan Document shall for any reason cease to be valid and binding on the Borrowers party thereto or any such Person shall so state in writing, or this Agreement or any other Loan Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

         (m) Termination Event. The occurrence of any of the following events:
(i) any of the Borrowers or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, any of the Borrowers or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $50,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) any of the Borrowers or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $50,000.

         (n) Judgment. A judgment or order for the payment of money which causes the aggregate amount of such judgments to exceed $100,000 in any Fiscal Year shall be entered against any of the Borrowers by any court and such judgment or order shall continue undischarged or unstayed for a period of thirty (30) days.

         (o) Survey. Failure to furnish to the Agent, on or before January 31, 1999, a current certified survey (in triplicate), sufficient for deletion of the survey exception under the title insurance policy insuring the Mortgage, and otherwise in form and substance acceptable to the Agent.

         (p) Insurance Assignment. Failure to furnish to the Agent, within ninety (90) days from the date of this Agreement, the Insurance Assignment, in form and substance acceptable to the Agent.

         (q) Change in Management. The Company's chief executive officer, chief operating officer and chief financial officer shall be any Person other than Daniel A. Stauber, Carlos M. Campos and George Mas, respectively.

         SECTION 11.2. REMEDIES. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrowers:

         (a) Acceleration; Termination of Facilities. Declare the principal of and interest on the Loans and the Notes at the time outstanding, and all other amounts owed to the Lenders and to the Agent under this Agreement or any of the other Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind (except as expressly provided therein), all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facilities and any right of the Borrowers to request borrowings thereunder; provided, that upon the occurrence of an Event of Default specified in Section 11.1(j) or (k), the Credit Facilities shall be automatically terminated and all Obligations shall automatically become due and payable.

         (b) Rights of Collection. Exercise, on behalf of the Lenders, all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrowers' Obligations.

         SECTION 11.3. RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC. The enumeration of the rights and remedies of the Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrowers, the Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

                                  ARTICLE XII

                                   THE AGENT

         SECTION 12.1. APPOINTMENT. Each of the Lenders hereby irrevocably designates and appoints Union Planters as Agent of such Lender under this Agreement and the other Loan Documents and each such Lender irrevocably authorizes Union Planters as Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan

Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Agent.

         SECTION 12.2. DECLARATION OF DUTIES. The Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Agent with reasonable care.

         SECTION 12.3. EXCULPATORY PROVISIONS. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Borrowers or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of any of the Borrowers to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any of the Borrowers.

         SECTION 12.4. RELIANCE BY THE AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes, unless such Note shall have been transferred in accordance with
Section 13.10 hereof. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents, unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders as it deems appropriate or it shall first be indemnified, to its satisfaction, by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, except for its own gross negligence or willful misconduct. The Agent shall, in all cases, be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the

Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         SECTION 12.5. NOTICE OF DEFAULT. If any Lender becomes aware of any Default or Event of Default, it shall promptly notify the Agent thereof, provided however, that a Lender shall not be deemed to have knowledge of any matter until such time as such Lender's officer(s) responsible for administration of the Loans shall receive written notice thereof or have actual knowledge of such matter. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder, unless the Agent's officer(s) responsible for administration of the Loans have actual knowledge of such Default or Event of Default or the Agent has received notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders. In the event Agent fails, within a commercially reasonable time, to take such action, assert such rights, or pursue such remedies as the Required Lenders or all of the Lenders, as the case may be as provided for hereunder (without taking into account the Agent, if the Agent is also a Lender) deem necessary, the Required Lenders or all of the Lenders, as the case may be as provided for hereunder (without taking into account the Agent, if the Agent is also a Lender), shall have the right to take such action, to assert such rights, or pursue such remedies on behalf of all of the Lenders unless the terms hereof otherwise require the consent of all of the Lenders to the taking of such actions.

         SECTION 12.6. NON-RELIANCE ON THE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Borrowers, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or by the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of any of the Borrowers which may come into the possession of the Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

         SECTION 12.7. INDEMNIFICATION. The Lenders agree to indemnify the Agent, in its capacity as such, and (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may, at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent, in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that, no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Notes and all other amounts payable hereunder and the termination of this Agreement.

         SECTION 12.8. THE AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers, as though the Agent were not an Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         SECTION 12.9. RESIGNATION OF THE AGENT; SUCCESSOR AGENT. Subject to the appointment and acceptance of a successor as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the Agent's giving of notice of resignation, then the Agent may, on behalf of the Lenders, appoint a successor Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring
Agent's resignation hereunder as Agent, the provisions of this Section 12.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. The Agent may be removed, replaced or succeeded, without its consent, by the Required Lenders (without taking into account the Agent, if the Agent is also a Lender) for its gross negligence or willful misconduct.

                                  ARTICLE XIII

                                 MISCELLANEOUS

         SECTION 13.1. NOTICES.

         (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Agent as understood by the Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

         (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

         If to the Borrowers:     Med/Waste, Inc.
                                  6175 N.W. 153rd Street, Suite 324
                                  Miami Lakes, Florida 33014
                                  Attention: President
                                  Telephone No.: (305) 819-8877
                                  Telecopy No.: (305) 819-4028

         With copies to:          Wallace Bauman Legon Fodiman & Shannon, P.A.
                                  1200 Brickell Avenue, Suite 1720
                                  Miami, Florida 33131
                                  Attention: Bryan Bauman, Esq
                                  Telephone No.: (305) 444-9991
                                  Telecopy No.: (305) 444-9937

         If to Union Planters,    Union Planters Bank, N.A.
         as Agent:                169 East Flagler Street
                                  Miami, Florida 33131
                                  Attention: Mark J. Romzick, Vice President
                                  Telephone No.: (305) 755-6800
                                  Telecopy No.: (305) 755-6833


         If to any Lender:        To the Address set forth on Schedule 1 hereto


         (c) Agent's Office. The Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers and Lenders, as the Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed.

         SECTION 13.2. EXPENSES; INDEMNITY. The Borrowers will (a) pay all out-of-pocket expenses of the Agent in connection with: (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Agent, (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Agent or the Lenders relating to this Agreement or any other Loan Document, including, without limitation, reasonable fees and disbursements of counsel for the Agent and
(iii) the administration and enforcement of any rights and remedies of the Agent and Lenders under the Credit Facilities, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include, without limitation, the reasonable fees and disbursements of such Persons, and (b) defend, indemnify and hold harmless the Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Agreement, any other Loan Document or the Loans, including, without limitation, reasonable attorneys' and consultants' fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         SECTION 13.3. SET-OFF. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 12.10 are hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of any of the Borrowers against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 11.2 and although such Obligations shall be contingent or unmatured.

         SECTION 13.4. GOVERNING LAW. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of Florida, without reference to the conflicts or choice of law principles thereof.

         SECTION 13.5. CONSENT TO JURISDICTION. The Borrowers hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in Miami-Dade County, Florida, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. Nothing in this
Section 12.5 shall affect the right of the Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Agent or any Lender to bring any action or proceeding against any of the Borrowers or their properties in the courts of any other jurisdictions.

         SECTION 13.6. WAIVER OF JURY TRIAL. THE AGENT, EACH LENDER AND EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

         SECTION 13.7. REVERSAL OF PAYMENTS. To the extent the Borrowers make a payment or payments to the Agent for the ratable benefit of the Lenders or the Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Agent.

         SECTION 13.8. INJUNCTIVE RELIEF. The Borrowers recognize that, in the event the Borrowers fail to perform, observe or discharge any of their obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrowers agree that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         SECTION 13.9. ACCOUNTING MATTERS. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by any of the Borrowers to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Agent to the contrary agreed to by the Company, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Company's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrowers and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

         SECTION 13.10. SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

         (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrowers shall not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Assignment by Lenders. Each Lender may, with the consent of the Agent, which consent shall not be unreasonably withheld, assign, to one or more Eligible Assignees, all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Extensions of Credit at the time owing to it and the Notes held by it); provided that:

             (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

             (ii) if less than all of the assigning Lender's Commitment is to be assigned, the Commitment so assigned shall not be less than $5,000,000.00;

             (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit G attached hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment;

             (iv) such assignment shall not, without the consent of the Company, require the Company to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

             (v) the assigning Lender shall pay to the Agent an assignment fee of $2,000.00 upon the execution by such Lender of the Assignment and Acceptance; provided that, no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby, and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

         (c) Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

         (d) Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Extensions of Credit with respect to each Lender from time to time (the "Register").

The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Issuance of New Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee, together with any Note or Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit G:

             (i) accept such Assignment and Acceptance;

             (ii) record the information contained therein in the Register;

             (iii) give prompt notice thereof to the Lenders and the Company;
         and

             (iv) promptly deliver a copy of such Assignment and Acceptance to the Company.

Within five (5) Business Days after receipt of notice, the Borrowers shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee, in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance, and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrowers.

         (f) Participations. Each Lender may sell participations to one or more banks or other entities (but in no event to any entity which is in the same or similar business as the Borrowers) in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Extensions of Credit and the Notes held by it) provided that:

             (i) each such participation shall be in an amount not less than $2,000,000.00;

             (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

             (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

             (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

             (v) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

             (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document, other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan, extend the term or increase the amount of the Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release any collateral securing the Obligations or any Security Document; and

             (vii) any such disposition shall not, without the consent of the Company, require the Company to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

         (g) Disclosure of Information; Confidentiality. The Agent and the Lenders shall hold all non-public information with respect to the Borrowers obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 13.10, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided, that, prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrowers or such Lender to preserve the confidentiality of any confidential information relating to the Borrowers received from such Lender.

         (h) Certain Pledges or Assignments. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

         SECTION 13.11. AMENDMENTS, WAIVERS AND CONSENTS. Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Agent with the consent of the Required Lenders) and delivered to the Agent and, in the case of an amendment, signed by the Borrowers; provided, that no amendment, waiver or consent shall (a) increase the amount or extend the time of the obligation of the Lenders to make Loans (including, without limitation, pursuant to Section 2.4), (b) extend the originally scheduled time or times of payment of the principal of any Loan or Reimbursement Obligation or the time or times of payment of interest on any Loan, (c) reduce the rate of interest or fees payable on any Loan, (d) permit any subordination of the principal or interest on any Loan, (e) release any collateral or Security Document (other than as specifically permitted in this Agreement or the applicable Security Document), or (f) amend the provisions of Section 11.1 or this Section 13.11 or the definition of Required Lenders, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of
Article XII shall be made without the written consent of the Agent.

         SECTION 13.12. PERFORMANCE OF DUTIES. The Borrowers' obligations under this Agreement and each of the Loan Documents shall be performed by the Borrowers at their sole cost and expense.

         SECTION 13.13. ALL POWERS COUPLED WITH INTEREST. All powers of attorney and other authorizations granted to the Lenders, the Agent and any Persons designated by the Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facilities have not been terminated.

         SECTION 13.14. SURVIVAL OF INDEMNITIES. Notwithstanding any termination of this Agreement, the indemnities to which the Agent and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Agent and the Lenders against events arising after such termination as well as before.

         SECTION 13.15. TITLES AND CAPTIONS. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 13.16. SEVERABILITY OF PROVISIONS. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 13.17. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 13.18. TERM OF AGREEMENT. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

         SECTION 13.19. CONSOLIDATION, AMENDMENT AND RESTATEMENT OF EXISTING AGREEMENTS; NO NOVATION. Upon this Agreement becoming effective, the terms and provisions of the Existing Agreements shall be and hereby are consolidated, amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement shall not constitute a novation.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

[CORPORATE SEAL]              MED/WASTE, INC., a Delaware corporation

                              By: _____________________________________________
                              Name:          George Mas
                              Title: Vice President and Chief Financial Officer

[CORPORATE SEAL]              SAFETY DISPOSAL SYSTEM, INC., a
                              Florida corporation

                              By: _____________________________________________
                              Name:          George Mas
                              Title: Vice President and Chief Financial Officer

[CORPORATE SEAL]              SAFETY DISPOSAL SYSTEM OF SOUTH
                              CAROLINA, INC., a South Carolina corporation

                              By: _____________________________________________
                              Name:          George Mas
                              Title: Vice President and Chief Financial Officer

[CORPORATE SEAL]              SAFETY DISPOSAL SYSTEM OF
                              PENNSYLVANIA, INC., a Pennsylvania corporation

                              By: _____________________________________________
                              Name:          George Mas
                              Title: Vice President and Chief Financial Officer

[CORPORATE SEAL]              SAFETY DISPOSAL SYSTEM OF
                              GEORGIA, INC., a Georgia corporation

                              By: _____________________________________________
                              Name:          George Mas
                              Title: Vice President and Chief Financial Officer

[CORPORATE SEAL]              SAFETY DISPOSAL SYSTEM OF
                              VIRGINIA, INC., a Virginia corporation

                              By: _____________________________________________
                              Name:          George Mas
                              Title: Vice President and Chief Financial Officer

[CORPORATE SEAL]              SAFETY DISPOSAL SYSTEM OF
                              TENNESSEE, INC., a Tennessee corporation

                              By: _____________________________________________
                              Name:          George Mas
                              Title: Vice President and Chief Financial Officer

[CORPORATE SEAL]              SAFETY DISPOSAL SYSTEM OF NEW
                              YORK, INC., a New York corporation

                              By: _____________________________________________
                              Name:          George Mas
                              Title: Vice President and Chief Financial Officer

[CORPORATE SEAL]              MED/WASTE OF FLORIDA, INC., a Florida corporation

                              By: _____________________________________________
                              Name:          George Mas
                              Title: Vice President and Chief Financial Officer

[CORPORATE SEAL]              INCENDERE, INC., a Virginia corporation

                              By: _____________________________________________
                              Name:          George Mas
                              Title: Vice President and Chief Financial Officer

[CORPORATE SEAL]              TARGET MEDICAL WASTE SERVICES, LLC,
                              an Alabama limited liability company

                              By: _____________________________________________
                              Name:          George Mas
                              Title: Vice President and Chief Financial Officer

[CORPORATE SEAL]              MED-WASTE, INC., an Alabama corporation

                              By: _____________________________________________
                              Name:          George Mas
                              Title: Vice President and Chief Financial Officer

[CORPORATE SEAL]              SANFORD MOTORS, INC.,
                              a Pennsylvania corporation

                              By: _____________________________________________
                              Name:          George Mas
                              Title: Vice President and Chief Financial Officer

[CORPORATE SEAL]              BMW MEDTEC OF WEST VIRGINIA, INC.,
                              a West Virginia corporation

                              By: _____________________________________________
                              Name:          George Mas
                              Title: Vice President and Chief Financial Officer

[CORPORATE SEAL]              EAST COAST MEDICAL WASTE, INC.,
                              a New Jersey corporation

                              By: _____________________________________________
                              Name:          George Mas
                              Title: Vice President and Chief Financial Officer

[CORPORATE SEAL]              BUCKS COUNTY RESOURCE AND RECOVERY,
                              INC., a Pennsylvania corporation

                              By: _____________________________________________
                              Name:          George Mas
                              Title: Vice President and Chief Financial Officer

[CORPORATE SEAL]              MED WASTE, INC.,
                              a Pennsylvania corporation

                              By: _____________________________________________
                              Name: George Mas
                              Title: Vice President and Chief Financial Officer

                              UNION PLANTERS BANK, N.A., as the Agent
                              and a Lender

                              By: _____________________________________________
                              Name: ___________________________________________
                              Title: __________________________________________

                              BANKATLANTIC, a federal savings bank
                              By: _____________________________________________
                              Name: ___________________________________________
                              Title: __________________________________________

                              REPUBLIC NATIONAL BANK OF MIAMI, a
                              national banking association

                              By: _____________________________________________
                              Name: ___________________________________________
                              Title: __________________________________________

                              THE PROVIDENT BANK

                              By: _____________________________________________
                              Name: ___________________________________________
                              Title: __________________________________________

________________________   )
                           ) SS:
________________________   )

         The foregoing instrument was acknowledged before me this _____ day of January, 1999 by George Mas, as Vice President and Chief Financial Officer of MED/WASTE, INC., a Delaware corporation, SAFETY DISPOSAL SYSTEM, INC., a Florida corporation, SAFETY DISPOSAL SYSTEM OF SOUTH CAROLINA, INC., a South Carolina corporation, SAFETY DISPOSAL SYSTEM OF PENNSYLVANIA, INC., a Pennsylvania corporation, SAFETY DISPOSAL SYSTEM OF GEORGIA, INC., a Georgia corporation, SAFETY DISPOSAL SYSTEM OF VIRGINIA, INC., a Virginia corporation, SAFETY DISPOSAL SYSTEM OF TENNESSEE, INC., a Tennessee corporation, SAFETY DISPOSAL SYSTEM OF NEW YORK, INC., a New York corporation, MED/WASTE OF FLORIDA, INC., a Florida corporation, INCENDERE, INC., a Virginia corporation, TARGET MEDICAL WASTE SERVICES, LLC, an Alabama limited liability company, MED-WASTE, INC., an Alabama corporation. SANFORD MOTORS, INC., a Pennsylvania corporation, BMW MEDTEC OF WEST VIRGINIA, INC., a West Virginia corporation, EAST COAST MEDICAL WASTE, INC., a New Jersey corporation, BUCKS COUNTY RESOURCE AND RECOVERY, INC., a Pennsylvania corporation, and MED WASTE, INC., a Pennsylvania corporation, on behalf of those entities. Personally Known _________ OR Produced Identification ___________ Type of Identification
Produced:

                       _________________________________________________________
                                          NOTARY PUBLIC

                       _________________________________________________________
                       (Print, Type or Stamp Commissioned Name of Notary Public) Commission No.: _________________________________________
                       My Commission Expires: __________________________________

                      SCHEDULE 1: LENDERS AND COMMITMENTS


                                                COMMITMENT
                                              AND COMMITMENT
LENDER                                          PERCENTAGE                        ADDRESS
------                                        ---------------                     -------
Union Planters                                $15,000,000.00           169 East Flagler Street
Bank, N.A.                                    42.8571428571%           Miami, Florida 33131
                                                                       Attention: Corporate Banking
                                                                       Telephone No.: 305-755-6800
                                                                       Telecopy No.:  305-755-6833


BankAtlantic, F.S.B.                           $6,500,000.00           100 North Biscayne Boulevard
                                              18.5714285714%           Miami, Florida 33132
                                                                       Attention: Ana Bolduc
                                                                       Telephone No.: (305) 577-6119
                                                                       Telecopy No.:  (305) 377-0599


Republic National Bank of Miami                $7,500,000.00           2800 Ponce de Leon Boulevard
                                              21.4285714286%           Coral Gables, Florida 33134
                                                                       Attention: Corporate Banking
                                                                       Telephone No.: (305) 774-5190
                                                                       Telecopy No.:  (305) 774-5189

The Provident Bank                             $6,000,000.00           One East Fourth Street
                                              17.1428571429%           Cincinnati, Ohio 45202
                                                                       Attention: Thomas Doe
                                                                       Telephone No.: (513) 639-4376
                                                                       Telecopy No.:  (513) 579-2858

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